UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2011

POWERVERDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27866	88-0271109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

23429 NE 35th Drive
Glendale, Arizona 85310
(Address of principal executive offices) (Zip Code)

(623) 780-3321
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “PowerVerde,” the “Company,” “us,” “our” or “we” are to PowerVerde, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2011, the Company entered into a license agreement (the “Agreement”) with Newton Investments B.V., a Dutch corporation based in Leeuwarden, Netherlands (“Newton”). This is the definitive agreement contemplated by the binding letter of intent for European distribution entered into between the Company and Newton on January 31, 2011. Pursuant to the Agreement, Newton will, for a period of 10 years, hold the exclusive manufacturing and distribution rights for the Company’s proprietary emissions-free electrical power generation systems (the “Systems”) in the 27 countries which are currently members of the European Union, subject to Newton’s achieving minimum sales of at least 100 Systems per year beginning in the second year of the Agreement, payment of a royalty equal to 20% of the gross sales price of each System sold, and other terms and conditions set forth in the Agreement.

A copy of the Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits

Exhibit No.	Exhibit Description

10.1	License Agreement, dated September 29, 2011, by and between PowerVerde, Inc. and Newton Investments B.V.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERVERDE, INC.

Dated: September 29, 2011	By:	/s/ Richard H. Davis
Richard H. Davis,
Chief Executive Officer